Exhibit 3.110

BYLAWS

OF

ZABEL & ASSOCIATES, INC.

ARTICLE I

Name, Offices and Registered Agent

Section 1.1 Name. The name of the corporation is Zabel & Associates, Inc. (the “Corporation”).

Section 1.2 Principal Office. The principal office of the Corporation shall be located at any place within or without the State of North Dakota. The Corporation may have such other offices either within or without the State of North Dakota as its business may require.

Section 1.3 Registered Office and Registered Agent. The name and address of the registered office of the Corporation is set forth on Exhibit A. The registered office and registered agent may be changed from time to time by written consent and by updating Exhibit A.

Section 1.4 Corporate Seal. The Corporation shall have no seal.

ARTICLE 2

Fiscal Year

Section 2.1 Fiscal Year. The fiscal year of the Corporation shall begin each year on the first day of January and end on the last day of December.

ARTICLE 3

Capital Stock

Section 3.1 Form and Issuance. Certificates representing shares of stock of the Corporation shall be issued in such form as may be approved by the Board of Directors in compliance with the North Dakota Business Corporation Act and shall be signed by, or in the name of the Corporation by the president or a vice president, and by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the Corporation; provided, however, that if such certificate is countersigned (i) by a transfer agent other than the Corporation or its employee, or (ii) by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issue.

Section 3.2 Transfers of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. The Board of Directors shall have the power and authority to make such other rules and regulations or amendments thereto as they may deem expedient concerning the issue, registration and transfer of share certificates and may appoint transfer agents and registrars thereof.

Section 3.3 Lost, Stolen or Destroyed Certificates. The Corporation may cause a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit or that fact by the person claming their certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond in such sum and in such form as it may direct to indemnify against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate. The Corporation, in its discretion, may authorize the issuance of such new certificates without any bond when the Board of Directors determines that it is proper to do so.

Section 3.4 Fixing of Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than seventy nor less than ten days from the date of such meeting. Only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting and any adjournment thereof, or to receive such allotment of rights, or to exercise rights in respect of any such change, conversion or exchange of stock, or to participate in such other action, as the case may be, notwithstanding any transfer of any shares of stock on the books of the Corporation after any such record date fixed as aforesaid. A determination of shareholders of record entitled to notice of or to vote a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may elect to fix a new record date for the adjourned meeting and shall fix a new record date in the event the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

ARTICLE 4

Meeting of Shareholders

Section 4.1 Annual Meeting. The annual meeting of shareholders shall be on such a date as designated by the Board of Directors from time to time in respect of any such meeting, at such hour and at such place, within or without the State of North Dakota, as shall be designated by the Board of Directors. The Annual Meeting may be held by written resolutions in lieu of a meeting. The failure to hold an annual meeting at the designated time does not affect the validity of any corporate action.

Section 4.2 Special Meetings. Special meeting of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the Board of Directors or by the Chairman of the Board or the president and shall be called by the president or the secretary at the request in writing or a majority of the Board of Directors.

Section 4.3 Action by Consent. Any action required or permitted to be taken at a shareholders meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action, and delivered to the Corporation for inclusion in the minutes.

Section 4.4 Notice of Meetings. The Corporation shall deliver or mail written notice stating the date, time, and place of any shareholders meeting and, in the case of a special shareholders meeting or when otherwise required by law, a description of the purposes for which the meeting is called, to each shareholder of record entitled to vote at the meeting, at such address as appears in the records of the Corporation and at least ten (10), but no more than sixty (60), days before the date of the meeting.

Section 4.5 Waiver of Notice. A shareholder may waive notice of any meeting, before or after the date and time of the meeting as stated in the notice, by delivering a signed waiver to the Corporation for inclusion in the minutes. A shareholder’s attendance at any meeting, in person or by proxy (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) waives objection to consideration of a particular matter a the meeting that is not within the purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 4.6 Place of Meeting. Meetings of shareholders of the Corporation shall be held at such place, within or without the State of North Dakota, as may from time to time be designated by the Board of Directors, or as shall be specified in the respective notices or waivers of notice of such meetings. If no place is designated, the meeting shall be held at the principal office of the Corporation.

Section 4.7 Quorum. The holders of record of a majority of the issued and outstanding shares of the Corporation entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except where otherwise provided by law, the articles of incorporation or these bylaws. In the absence of a quorum, any officer entitled to preside at or to act as secretary of such meeting shall have the power to adjourn the meeting from time to time until a quorum shall be constituted. At any adjourned meeting held within 120 days of the date fixed for the original meeting and at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. If the adjourned meeting is held more than 120 days after the original meeting, the Board of Directors shall fix a new record date and shall cause a new notice of the meeting to be issued.

Section 4.8 Organization. Each meeting of shareholders shall be presided over by the Chairman of the Board or, in his or her absence, by the president or, in the absence of both of said officers, by a vice president thereunto designated by the Chairman of the Board, the president and a vice president so designated, by any other person selected to preside by vote of the holders of a majority of the outstanding shares of stock present in person or by proxy and entitled to vote at the meeting. The secretary or, in his or her absence, an assistant secretary or, in the absence assistant secretary, any person designated by the Chairman of the Board or other person presiding at the meeting shall act as secretary of the meeting.

Section 4.9 Proxies and Voting Shares. Except as otherwise provided by law or by the articles of incorporation, every shareholder shall have the right at every shareholders meeting to one vote for each share of stock having voting power, registered in his or her name on the books of the Corporation on the record date, on all matters coming before the meeting including the election of directors. At any meeting of the shareholders, each shareholder entitled to vote any shares on any matter to be voted upon at such meeting may exercise such voting right either in person or by proxy appointed by an instrument in writing, which shall be filed with the secretary of the meeting before being voted. Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment thereof. No proxy shall be voted or acted upon after eleven months from its date unless said proxy provides for a longer period. Except as otherwise expressly required by statute, the vote on any question need not be by written ballot. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the North Dakota Business Corporation Act or of the articles of incorporation or of these bylaws, a greater vote is required, in which case such express provision shall govern and control his or her decision of such question.

4.10 Voting List of Shareholders. The Officer who shall have charge of the stock ledger of the Corporation shall prepare and make, at least five days before every meeting of shareholders, a complete list of the shareholders entitled to vote at said meeting, arranged in alphabetical order, and by voting group (and within each voting group by class or series of shares) and showing the address and the number of shares registered in the name of each such shareholder. Subject to the limitation contained in the North Dakota Business Corporation Act, such list shall be open to the examination of any shareholder entitled to vote at the meeting, or such shareholder’s agent or attorney, during ordinary business hours, for a period of at least five days prior to and continuing through the meeting, at the principal office of the Corporation. The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger or the list of shareholders referred to above or the books of the Corporation, or to vote in person or by proxy at any meeting or shareholders.

ARTICLE 5

Board of Directors

Section 5.1 Power and Duties of the Board of Directors. The Board of Directors shall have the general management of the affairs, property and business of the Corporation, and it may adopt such rules and regulations for that purpose and for the conduct of its meetings as it may deem proper. The Board may exercise and shall be vested with the powers of the Corporation in so far as not inconsistent with law, the articles of incorporation or these bylaws.

Section 5.2 Election, Number and Term of Office. Directors shall be elected at the annual meeting of shareholders, or at a special meeting of the shareholders called for that purpose pursuant to Section 5.3 below, by a plurality vote of all votes cast at such meeting by the holders of the shares of stock entitled to elect directors. The number of directors of this Corporation shall be at least two (2) and no more than eleven (11), unless changed by amendment of this Section 5.2. All directors, except in the case of earlier resignation, removal or death, shall hold office until the next annual meeting of shareholders and until their respective successors are chosen and qualified. Directors need not be a shareholder of the Corporation or residents of the State of Delaware.

Section 5.3 Vacancies. Any vacancy occurring on the Board of Directors caused by resignation, removal from office, death or other incapacity shall be filled by a majority vote of the remaining members of the Board of Directors, until the next annual meeting of the shareholders. If the vote of the remaining members of the Board of Directors shall result in a tie, such vacancy, at the direction of the Board of Directors, may be filled by plurality vote of the shareholders at a special meeting called for that purpose. Any vacancy on the Board of Directors caused by an increase in the number of the Board of Directors until the next annual or special meeting of the shareholders or, at the discretion of the Board of Directors, such vacancy may be filled by vote of the shareholders at a special meeting called for that purpose. No decrease in the number of directors shall have the effect of shortening the term of any incumbent directors.

Section 5.4 Annual Meeting of Directors. The Board of Directors shall meet each year, immediately after the annual meeting of the shareholders, at the place where such meeting of the shareholders has been held either within or without the State of Delaware, for the purpose of transacting such business as may properly come before the meeting. No notice of any kind to either old or new members of the Board of Directors for such annual meeting shall be necessary. At the annual meeting, the Board of Directors shall elect one of their members to serve as chairman. The failure to hold an annual meeting at the designated time does not affect the validity of any corporate action.

Section 5.5 Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places, either within or without the State of Delaware, as may be determined by resolution of the board. Such regular meetings of the Board of Directors may be held without notice or upon such notice as may be fixed by the directors.

Section 5.6 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the president, or by a written call signed by any two or more of the members of the Board of Directors and filed with the secretary. Each special meeting of the Board shall be held at such place, either within or without of the State of North Dakota. Notice of a special meeting of the Board of Directors, stating the place, date and hour thereof, shall, except as otherwise expressly provide by law or as provided in these bylaws, be given by mailing or telecopying the same to each director at his or her residence or business address at any time on or before the second day before the day of the meeting or by delivering the same to him or her personally or telephoning the same to him or her personally at his or her residence or business address not later than the second day before the meeting. Except as otherwise required by statute or these bylaws, no notice or waiver of notice of a special meeting of the Board need state the purpose or purposes of such meeting, and any business maybe transacted thereat, any practice or custom at any time to the contrary notwithstanding.

Section 5.7 Attendance at Meetings Via Communications Equipment. Any or all members of the Board of Directors or of a committee designated by the Board of Directors may participate in a meeting of the Board of Directors or committee by any means of communications by which all directors participating in the meeting may simultaneously hear each other during the meeting. Participation in this manner constituted presence in person at the meeting.

Section 5.8 Quorum. A majority of the actual number of directors prescribed from time to time shall be necessary to constitute a quorum for the transaction of any business, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by the North Dakota Business Corporation Act, by the articles of incorporation or by these bylaws.

Section 5.9 Organization. Each meeting of the Board of Directors shall be presided over by the president or, in his or her absence, by the vice-president, or in the absence of both the president and the vice president, by any director selected to preside by vote of the majority of the directors present. The secretary or, in his or her absence, an assistant secretary or, in the absence of both the secretary and the assistant secretary, any person designated by the chairman of the meeting shall act as secretary of the meeting.

Section 5.10 Consent Action by Directors. Any action required or permitted to be taken at an annual meeting, a regular meeting or a special meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent to such action is signed by all members of the Board of Directors or such committee, as the case may be, and such written consent is filed with the minute of proceedings of the Board of Directors or committee. Action taken by consent is effective when the last director signs unless a different prior or subsequent effective date is specified.

Section 5.11 Interest of Directors in Contracts. Any contract or other transaction between the Corporation or any corporation in which this Corporation owns a majority of the capital stock shall be valid and binding, notwithstanding that the directors of officers of this Corporation are identical or that some or all of the directors or officers, or both, are also directors or officers or such other corporation.

Any contract or other transaction between the Corporation and one or more of its directors of shareholders or employees, or between the Corporation and any firm of which one or more of its directors are directors, shareholders or employees or in which they are interested, or between the Corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers, or employees or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such director or directors at the meeting of the Board of Directors of the Corporation which acts upon, or in reference to, such contract or transaction and notwithstanding his or her or their participation in which action, if any one of the following apply:

(i) The material facts of such transaction and the director’s interest shall be disclosed or known to the Board of Directors or committee of the Board of Directors and the Board of Directors or committee thereof shall authorize, approve and ratify such contract or transaction by a vote of a majority of the noninterested directors such majority constituting a quorum for the purposes of this section 5.11.

(ii) The material facts of the transaction and the director’s interest were disclosed or known to the shareholders entitled to vote and they authorized approved or ratified the transaction by a majority vote. Shares owned or voted by an interested director may be counted toward such majority.

(iii) The transaction was fair to the Corporation.

This section 5.11 shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common or statutory law applicable thereto.

Section 5.12 Committees. The Board of Directors may, by resolution adopted by a majority of the actual number of directors in office from time to time, designate from among its members one or more committees consisting of two or more of the directors of the Corporation, and may delegate to each such committee such authority and power of the Board of Directors as shall be specified in such resolution, but no such committee shall have the authority of the Board of Directors in authorizing distribution, approving or proposing to shareholders action required to be approved by shareholders, filling vacancies on the Board of Directors or any committees thereof, approving the sale of shares (other than as authorized by the Board of Directors within the limits prescribed by the Board of Directors), amending the articles of incorporation, adopting an agreement or plan of merger or consolidation or amendment these bylaws, except as otherwise provided by the North Dakota Business Corporation Act. No member of any such committee shall continue to be member thereof after he or she ceases to be a director of the Corporation. The committee shall keep regular minutes of their proceedings and report the same to the Board of Directors.

Section 5.13 Removal. Any director may be removed with or without cause by action of the shareholders taken at any meeting the notice of which states that one of the purposes of the meeting is removal of the director.

ARTICLE 6

Officers

Section 6.1 Officers. The officers of the Corporation, who shall be elected by the Board of Directors, may include a chairman, a president, a chief operating officer, one or more executive vice presidents, one or more vice presidents, a chief financial officer, a treasurer and a secretary. The Board of Directors, at its discretion, may elect one or more assistant secretaries, one or more assistant treasurers, and such other officers or agents as it may deem advisable and prescribe the duties thereof. Any number of offices may be held by the same person. The Board of Directors may delegate to the chairman and president the power to appoint and to remove such assistant officers as he or she deems desirable.

Section 6.2 Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the annual meeting thereof, or appointed by the president as provided in section 6.1 above. Each such officer shall hold office until his or her successor shall have been duly chosen and qualified, or until his or her death, or until he or she shall resign, or shall have been removed in the manner hereinafter provided.

Section 6.3 Removal. Any officer may be removed either with or without cause, at any time by resolution adopted by a majority of the whole board, and an officer appointed by the president may also be removed, either with or without cause, at any time, by the president.

Section 6.4 Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, its chairman or to the secretary. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.5 Vacancies. Any vacancy in any office may be filled for the remainder of the term by the Board of Directors or as authorized by it.

Section 6.6 Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation and as such shall preside at all meetings of the shareholders and at all meeting of the Board of Directors. The Chairman of the Board shall act as general administrative head of the Corporation, exercising general control and supervision over the affairs of the Corporation and over the other officers, agents and personnel of the Corporation. The Chairman of the Board shall, with the approval of the Board of Directors, appoint the members of any committee created by the Board of Directors. The Chairman of the Board has authority to execute, with the Secretary where attestation or other dual signature is required, powers of attorney appointing other corporations, partnerships, or individuals a the agents of the Corporation, subject to law, the articles of incorporation, and these bylaws. The Chairman of the Board shall perform all duties incident to the office of the Chairman of the Board and such other duties and the Board of Directors may assign.

Section 6.7 President. The president shall have general supervision of the affairs of the Corporation, subject to the control of the Board of Directors. Subject to the control and direction of the Board of Directors, the president may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The president shall perform all duties and have all the powers incident to the office of president and all such other duties and powers as may from time to time be assigned by the Board of Directors.

Section 6.8 Chief Operating Officer. The Chief Operating Officer of the Corporation shall have general supervision and management over the day-to-day business operations of the Corporation. The Chief Operating Officer shall have the power and authority to sign, make, execute, and deliver any and all deeds or conveyances, leases, contracts, assignments, releases, share certificates, and all other documents and instruments on behalf of the Corporation, and shall perform all other duties as are incident to the officer of Chief operating Officer and as may be required of the Chief operating Officer by the Board of Directors from time to time

Section 6.9 Vice President. Each vice president shall perform such duties as from time to time may be assigned to him or her by the Board of Directors or the president.

Section 6.10 Assistant Vice President. Each assistant vice president shall perform such duties as from time to time may be assigned to him or her by the Board of Directors, the president or any vice president to whom the assistant vice president reports.

Section 6.11 Treasurer. The treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation and shall deposit all such funds in the name of the Corporation in such banks or other depositories as shall be selected by the Board of Directors. The treasurer shall upon request exhibit at all reasonable times his or her books of account and records to any of the directors of the Corporation, shall render upon request by the Board of Directors a statement of the condition of the finances of the Corporation at any meeting of the Board of Directors or at the annual meeting of the shareholders, shall receive and give receipt for, moneys due and payable to the Corporation from any source whatsoever, and in general shall perform all duties incident to the office assigned by the president or the Board of Directors.

Section 6.12 Assistant Treasurers. In the absence of the treasurer, or in case of the treasurer’s inability to act, an assistant treasurer shall perform all the duties of the treasurer and, when so acting, shall have all the powers of the treasurer. The assistant treasurers shall perform such other duties as from time to time may be assigned to them by the Board of Directors, the president, the vice president designated as the chief accounting and financial officer of the Corporation or the treasurer.

Section 6.13 Secretary. The secretary shall keep or cause to be kept in the books provided for that purpose the minutes of the meetings of the shareholders and of the Board of Directors, shall duly give and serve all notices required to be given in accordance with the provisions of these bylaws and by the North Dakota Business Corporation Act, shall be custodian of the records and the seal of the Corporation and see that the seal is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these bylaws; and in general shall perform all duties incident to the office of secretary and such other duties as may from time to time be assigned to him or her by the president or the Board of Directors.

Section 6.14 Assistant Secretary. In the absence the secretary or in case of his or her inability to act, an assistant secretary shall perform all the duties of the secretary and, when do acting, shall have all powers of the secretary. The assistant secretaries shall perform such other duties from time to time shall be assigned to them by the Board of Directors, the president or the secretary.

Section 6.15 Subordinate Officers. In addition to the principal officers enumerated in Section 6.1, the Corporation may have other officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such periods of time, may be removed with or without cause, have such authority, and perform such duties as the President, or the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and remove any such subordinate officers, agents or employees.

Section 6.16 Execution of Contracts and Other Documents. Unless otherwise authorized or directed by the Board of Directors, all written contracts, agreements, banking resolutions, conveyance, or any other instruments that may be deemed necessary and proper for the business of the Corporation, shall be executed on behalf of the Corporation by the President or the Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer, Controller, Assistant Treasurer or Secretary.

Section 6.17 Bonds. The Board of Directors shall have the power to require any officer of the Corporation to give a bond for the faithful discharge of his or her duties in such form and with such surety or sureties as the Board may deem advisable.

Section 6.18 Salaries. The salaries of the president, vice presidents, treasurer, and secretary shall be fixed from time to time by the Board of Directors, and the salaries of any assistant officers may be fixed by the president.

ARTICLE 7

Indemnification

Section 7.1 Indemnification of Directors, Officers and Employees. Every person who is or was a director, officer or employee of this Corporation or of any other corporation for which he or she is or was serving in any capacity at the request of this Corporation shall be indemnified by this Corporation against any and all liability and expense that may be incurred by him or her in connection with or resulting from or arising out of any claim, action, suit or proceeding, in which such person may become involved, as a party or otherwise,

(i)	by reason of his or her being or having been a director, officer or employee of this Corporation or such other corporation or

(ii)	by reason of any past or future action taken or not taken by him or her in any such capacity, whether or not he or she continues to be such at the time such liability or expense is incurred,

provided that such person is wholly successful with respect thereto or acted in good faith and, when acting in his or her official capacity of the Corporation, in what he or she reasonably believed was the Corporation’s best interest or, when acting in all other cases, in what he or she reasonably believed was not opposed to the Corporation’s best interest and, in addition, in any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful. A director’s conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants and beneficiaries of the plan meets the requirement of this section 7.1. As used herein, “claim, action, suit or proceeding” shall include and claim, action, suit or proceeding (whether brought by or in the right of this Corporation or such other corporation or otherwise), civil, criminal administrative or investigative, whether actual or threatened or in connection with an appeal relating thereto.

The terms “liability” and “expense” shall include, but shall not be limited to, attorneys’ fees and disbursements, amounts of judgments, fines or penalties, and amounts paid in settlement by or on behalf of a director, officer or employee, but shall not in any event include any liability or expense on account of profits realized by him or her in the purchase or sale of securities of the Corporation in violation of the law. The termination of any claim, action, suit or proceeding, by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or on nolo contedere or its equivalent, shall not create a presumption that a director, officer or employee did not meet the standard of conduct set forth in this section 7.1.

Any such director, officer or employee who has been wholly successful with respect to any such claim, action, and suit or preceding shall be entitled to indemnification as a matter of right. Except as provided in the preceding sentence, any indemnification hereunder shall be found that the director, officer or employee has net the standard of conduct set forth in this section 7.1 by:

(i)	the Board of Directors acting by a majority vote of a quorum consisting of directors who are not parties to such claim, action, suit or proceeding; or

(ii)	if a quorum cannot be obtained under subsection (i), by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties; or

(iii)	by written opinion of independent legal counsel selected by the Board of Directors or its committee in the manner prescribed in subsection (i) or (ii) or, if such is impossible, selected by a majority vote of the full Board of Directors; or

(iv)	by the shareholders, but shares owned by or voted under the control of directors who are at the time parties may not be voted in such determination.

Any such director, officer or employee may apply for indemnification to the court conducting the claim, action, suit or proceeding or to another court of competent jurisdiction, which court may order indemnification as provided by law.

Authorization of indemnification and evaluation of reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if such determination is made by independent legal counsel. Authorization of indemnification and evaluation of expenses shall be made by those show elected of the independent counsel.

If several claims, issues or matters of action are involved, any such person may be entitled to indemnification as to some matters even though he or she is not entitled as to other matters.

The Corporation may advance expenses to or, where appropriate, any at its expense undertake the defense of any such director, officer or employee upon receipt or a written affirmation of such person of his or her good faith belief that he or she has met the standard of conduct set forth in the section 7.1 and unlimited general written undertaking by or on behalf of such person to repay such expenses if it should ultimately be determined that he or she is not entitled to indemnification hereunder and upon a determination that the facts then known would not preclude indemnification.

The provisions of the section 7.1 shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act during, before or after the adoption hereof.

The rights of indemnification provided hereunder shall be in addition to any rights to which any person concerned may otherwise be entitled by contract or as a matter of law and shall inure to the benefit of the heirs and personal representatives of any such person.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation against any liability asserted against him or her and incurred by him or her in any capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this section 7.1 or otherwise.

ARTICLE 8

Amendments

Section 8.1 Amendment. The power to make, alter, amend, or repeal these bylaws is vested in the Board of Directors, but the affirmative vote of a majority of the actual number of directors from time to time shall be necessary to effect any alteration, amendment or repeal or these bylaws.

Exhibit A

To Bylaws

Name and Address of the Registered Agent

Name	Address
Dave Zabel	1650 Main Ave. E., West Fargo, ND 58078